UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
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NUTRASTAR INTERNATIONAL INC.
(Name of Registrant as Specified in Its Charter)

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NUTRASTAR INTERNATIONAL INC.

7/F Jinhua Mansion, 41 Hanguang Street
Nangang District, Harbin, 150080,
People’s Republic of China
(86) 451-82287746

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about August 9, 2012, to the holders of record (the “Stockholders”) of the outstanding common stock, $0.001 par value per share (the “Common Stock”) and Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) of Nutrastar International Inc., a Nevada corporation (the “Company”), as of the close of business on July 23, 2012 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated as of the Record Date, (the “Written Consent”) of the Stockholder of the Company owning at least a majority of the Company’s issued and outstanding voting securities, as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Nutrastar International Inc.

The Written Consent authorized and approved the Company’s amended 2009 Equity Incentive Plan under which the number of shares of Common Stock issuable is increased from 1,000,000 to 2,500,000 (the “Amended Plan”).

The Written Consent constitutes the consent of a majority of the Company’s issued and outstanding voting securities, and is sufficient under Chapter 78 of the Nevada Revised Statutes (“NRS”) and the Company’s Bylaws to approve the Amended Plan. Accordingly, the action to be taken pursuant to the Written Consent is not presently being submitted to the Company’s other Stockholders for a vote and they will become effective on or about August 29, 2012, 20 days after the mailing of this Information Statement (the “Effective Date”).

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Lianyun Han
Lianyun Han
Chief Executive Officer and President

GENERAL INFORMATION

This Information Statement is being first mailed on or about August 9, 2012, to Stockholders of the Company by its Board of Directors (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or verbal request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT THAT THE COMPANY INTENDS TO TAKE.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amended Plan requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class on an as-converted to Common Stock basis. Each Stockholder is entitled to one vote per share of Common Stock or 10 votes per share of Series A Preferred Stock held of record, as applicable, on any matter which may properly come before the stockholders.

On the Record Date, the Company had 15,388,826 shares of Common Stock outstanding with the holders thereof being entitled to cast one vote per share and 113,010 shares of Series A Preferred Stock with the holders thereof being entitled to cast 10 votes per share.

On July 23, 2012, the Board of Directors unanimously adopted resolutions approving the Amended Plan and recommended that the Stockholders approve the Amended Plan. The Board of Directors believes that increasing the total number of shares of Common Stock available for awards under the Amended Plan is necessary to ensure that a sufficient and reasonable number of shares of Common Stock will be available to fund our compensation programs which are necessary to attract and retain the Company’s employees, non-employee directors and consultants.

On July 25, 2012, the following Stockholder of the Company owning 54.18% of the Company’s issued and outstanding voting securities, executed and delivered to the Company their written consent approving the Amended Plan.

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Name of Consenting Stockholder	Shares Owned
	Common Stock		Series A Preferred Stock		% Total Voting Power
	Shares	% of Class	Shares	% of Class
New Zealand WAYNE’s Investment Holdings Co., Ltd.	8,949,424	58.16%	0	0	54.18%

Accordingly, we have obtained all necessary corporate approvals in connection with the Amended Plan. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue up to 190,000,000 shares of Common Stock. On May 19, 2009, we amended our articles of incorporation to effect a 1-for-114.59 reverse split of our outstanding Common Stock.

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock. The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. We have never declared or paid cash dividends. Our Board of Directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and affiliates and other holdings and investments.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We may issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by our Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

On December 22, 2008, we filed a Certificate of Designation of Series A Preferred Stock (the “2008 Certificate”) with the State of Nevada designating and authorizing the issuance of up to 800,000 shares of our series A voting preferred stock, par value $0.001 per share (the “2008 Series A Preferred Stock”). On December 23, 2008, we issued 689,390 shares of our 2008 Series A Preferred Stock to the shareholder of our subsidiary, New Zealand WAYNE’s New Resources Development Co., Ltd. (“New Resources”). The total consideration for the 689,390 shares of our 2008 Series A Preferred Stock is 50,000 ordinary shares of New Resources, which are all of the issued and outstanding capital stock of New Resources. We did not receive any cash consideration in connection with the share exchange. On December 23, 2008, we also issued and sold to Allied China Investments, LLC 17,962 shares of our 2008 Series A Preferred Stock for $52,530.50, or $2.92 per share. In addition, on December 23, 2008, we issued and sold to Tan Zhen Investment Limited 20,168 shares of our 2008 Series A Preferred Stock for $375,000, or $18.59 per share.

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Following effectiveness of the 1-for-114.59 reverse split of our outstanding Common Stock and in accordance with Section 6(a) of the 2008 Certificate, all issued and outstanding shares of the 2008 Series A Preferred Stock were automatically converted into shares of Common Stock, on the basis of 17.45 shares of Common Stock for one share of 2008 Series A Preferred Stock, effective on May 29, 2009. After the completion of the conversion, we withdrew the 2008 Certificate.

In connection with the private placement transaction as contemplated by a securities purchase agreement among the Company and certain investors, dated May 27, 2010 (the “2010 Securities Purchase Agreement”), we filed a Certificate of Designation of Series A Preferred Stock (the “2010 Certificate”), with the Secretary of State of the State of Nevada on May 27, 2010, which became effective upon filing. Pursuant to the 2010 Certificate, there were 300,000 shares of Series A Preferred Stock authorized. A summary of the rights of holders of Series A Preferred Stock is set forth below:

Liquidation. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $28.00 per share plus any declared, accrued but unpaid dividends, before any payment will be made or any assets distributed to the holders of the Common Stock or any other class or series of stock issued by the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a liquidation event.

Dividends. The holders of shares of Series A Preferred Stock will receive cumulative dividends, pro rata among such holders at the per annum rate of 6% of $28.00, payable in additional shares of Series A Preferred Stock. Dividends on each share of Series A Preferred Stock will accrue daily and be cumulative from the date such share of Series A Preferred Stock is issued, will compound quarterly, and will be payable upon the occurrence of certain events set forth in the 2010 Certificate, or from time-to-time at the discretion of the Board of Directors of the Company.

Voting. The holders of the Series A Preferred Stock will vote on an "as converted" basis, together with the Common Stock, as a single class, in connection with any proposal submitted to the Company’s stockholders, except as required by Nevada law.

Optional Conversion. Shares of the Series A Preferred Stock are optionally convertible into fully paid and non-assessable shares of Common Stock at a conversion rate calculated by dividing (i) $28.00 per share plus any declared, accrued but unpaid dividends by (ii) the conversion price, which is initially $2.80 per share, subject to adjustment as provided in the 2010 Certificate. Initially, each share of Series A Preferred Stock is convertible into 10 shares of Common Stock.

Mandatory Conversion. All outstanding shares of the Series A Preferred Stock will automatically convert to shares of Common Stock, subject to the conversion restrictions set forth in the 2010 Certificate, at the earlier to occur of (i) the Company’s shares of Common Stock being listed on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market (each, a "National Stock Exchange") and the registration statement on Form S-1 or such other appropriate form promulgated by the Securities and Exchange Commission (the "Commission") registering the Common Stock underlying the Securities pursuant to the Securities Purchase Agreement being declared effective by the Commission, and (ii) 12 months from the date that the Company's shares of Common Stock are first listed on a National Stock Exchange.

On June 28, 2010, we completed the private placement transaction contemplated by the 2010 Securities Purchas Agreement and issued to certain investors approximately 197,700 Units at a purchase price of $28.56 per Unit for gross proceeds of $5,646,280. Each Unit consists of (i) one share of Series A Preferred Stock, with an initial one-to-ten conversion ratio into shares of the Company’s Common Stock, and (ii) Series C Warrants to purchase five shares of Common Stock at an exercise price of $3.40 per share with a term of three years. As a result, we issued in aggregate 197,706 shares of our Series A Preferred Stock, initially convertible into 1,977,060 shares of our Common Stock, and Series C Warrants to purchase an aggregate of 988,501 shares of our Common Stock.

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As of the date of this Information Statement, we have 113,010 shares of Series A Preferred Stock outstanding.

Warrant

In connection with our private placement which was closed on December 17, 2009, we issued to each of the investors two warrants to purchase in aggregate 500,000 shares of our Common Stock, including a Series A Warrant having a term of three years with an exercise price of $3.25 per share and a Series B Warrant having a term of three years with an exercise price of $4.00 per share, both of which are subject to the usual adjustments for certain corporate events. None of the Series A or Series B Warrants has been exercised.

On June 28, 2010, we closed the private placement transaction as contemplated by the 2010 Securities Purchase Agreement, dated May 27, 2010 and issued to the investors Series C Warrants to purchase an aggregate of 988,501 shares of our Common Stock. A Series C Warrant has a term of three years with an exercise price of $3.40 per share. None of the Series C Warrants has been exercised.

On July 1, 2010, as partial compensation for its services, we issued to our IR firm, American Capital Adventures, Inc. and its designees, Series D Warrants to purchase 100,000 shares of our Common Stock with a term of three years and an exercise price of $3.80 per share. None of the Series D Warrants has been exercised.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board of Directors and management. Our Articles of Incorporation provide that our Board of Directors may issue, without further stockholder approval, up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. According to our Bylaws and Articles of Incorporation, neither the holders of our Common Stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the Company by replacing our board of directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our equity securities as of August 1, 2012 (i) by each person who is known by us to beneficially own more than 5% of our voting securities; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Nutrastar International Inc., 7/F Jinhua Mansion, 41 Hanguang Street, Nangang District, Harbin 150080, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Shares Beneficially Owned(1)				% Total Voting (4) Power
		Common Stock(2)		Series A Preferred Stock(3)
		Shares	% of Class	Shares	% of Class
Directors and Officers
Lianyun Han	Chairperson, President and CEO	8,949,424(5)	58.16%	-	*	54.18%
Robert Tick	Director, Chief Financial Officer and Treasurer	212,500	1.37%	-	*	1.28%
Hongbin Hua	Chief Marketing Officer	-	*	-	*	*
Chunming Zhang	Director	-	*	-	*	*
Henry Ngan	Director	30,000	*	-	*	*
Virginia P’an	Director	22,500	*	-	*	*
Jianbing Zhong	Director	15,000	*	-	*	*
Joshua Kurtzig	Director	24,500	*	2,750	2.43%	*
All officers and directors as a group (8 persons named above)		9,253,924	59.67%	2,750	2.43%	55.78%
5% Security Holders
New Zealand WAYNE’s Investment Holdings Co., Ltd. 4/F, Yushan Plaza No.51 Yushan Road Harbin, China 150090 (5)		8,949,424(5)	58.16%	-	*	54.18%
ARC China Investment Funds(6) Banque Privée Edmond de Rothschild Europe 20, Boulevard Emmanuel Servais L-2535 Luxembourg		495,397(6)	3.12%	56,542	50.03%	6.24%
Gal Shmuel Dymant(7) Suite 1806, Building A Oriental Media Centre 4 Guanghua Road Chaoyang District, Beijing 100026 People’s Republic of China		63,866(7)	*	13,306	11.77%	1.19%
Accretive Capital Partners, LLC(8) 16 Wall Street, 2nd Floor Madison, CT 06443		260,569	1.69%	45,000	39.82%	4.30%
Lianyun Han	Chairperson, President and CEO	8,949,424(5)	58.16%	-	*	54.18%

* Less than 1%

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(1)

Beneficial Ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 15,388,826 shares of Common Stock outstanding as of August 1, 2012.

(3)

Based on 113,010 shares of Series A Preferred Stock issued and outstanding as of August 1, 2012. Each share of Series A Preferred Stock is convertible initially into ten (10) shares of Common Stock (subject to customary adjustments for stock splits, combinations, or equity dividends on Common Stock). Holders of Series A Preferred Stock vote with the holders of Common Stock on all matters on an “as converted” basis. See “Description of Securities – Preferred Stock” above for more information regarding our Series A Preferred Stock.

(4)

Percentage of Total Capital Stock represents total ownership with respect to all shares of our Common Stock and Series A Preferred Stock, as a single class and on an “as-converted” to Common Stock basis.

(5)

Includes 8,949,424 shares of Common Stock currently owned by New Zealand WAYNE’s Investment Holdings Co., Ltd., in which Ms. Han has an option to acquire a majority interest. Ms. Han may be deemed to be a beneficial owner of the shares held by in New Zealand WAYNE’s Investment Holdings Co., Ltd.

(6)

Includes 487,397 shares underlying a warrant to purchase our Common Stock. ARC China, Ltd. serves as the investment manager for ARC China Investment Funds. By virtue of the arrangement between ARC China, Ltd. and ARC China Investment Funds, ARC China, Ltd. may be deemed to beneficially own the shares of the Company directly held by ARC China Investment Funds. Investment decisions concerning securities held directly by ARC China Investment Funds are made by ARC China, Ltd. and its investment professionals, subject to review and approval by the board of directors of ARC China Investment Funds. The foregoing information is derived from a Schedule 13D filed with the Commission by ARC China, Ltd. and ARC China Investment Funds on February 17, 2012.

(7)	Includes 63,866 shares underlying a warrant to purchase our Common Stock.

(8)	Richard Fearon is the managing partner of Accretive Capital Partners, LLC and has sole voting and investment control over the securities held by Accretive Capital Partners, LLC.

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EXECUTIVE COMPENSATION.

Summary Compensation Table – 2011 and 2010

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

				Stock	Option
Name and		Salary	Bonus	Awards	Awards	Total
Principal
Position	Year	($)	($)	($)	($)	($)
Lianyun Han, CEO and President	2011 2010	22,295 20,681	1,858 591	- -	- -	24,153 21,272
Robert Tick, Chief Financial Officer and Director (1)	2011 2010	192,000 69,575	- -	155,000 70,000	69,903 12,096	416,903 151,671
Daniel K. Lee, former Chief Financial Officer (2)	2011 2010	- 30,000	- -	- 105,875	- -	- 135,875

(1)	Robert Tick was appointed as our Chief Financial Officer on July 16, 2010.

(2)	Daniel K. Lee resigned as our Chief Financial Officer on May 5, 2010.

(3)

The amounts in the Stock Awards column reflect the aggregate grant date fair values of Restricted Stock, calculated in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by Mr. Tick or Mr. Lee.

(4)

The amounts in the Option Awards column represent the grant date fair value of stock option awards granted to Mr. Tick, calculated in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by Mr. Tick.

Employment Agreements

Heilongjiang Shuaiyi New Energy Development Co., Ltd. entered into an employment agreement with our CEO and President, Ms. Lianyun Han. Ms. Han’s employment agreement has a five-year term beginning on December 7, 2008 and ending on December 7, 2013. Ms. Han’s employment agreement provides for a monthly salary of approximately $1,000 and an annual bonus of approximately $3,000. Ms. Han is subject to customary non-competition and confidentiality covenants under the agreement. The employment agreement does not entitle Ms. Han to severance payments or payments following a change in control.

On July 16, 2010, we and Mr. Robert Tick entered into an employment agreement. The term of the employment agreement is for three years commencing on July 16, 2010. The employment agreement provides, among other things, that Mr. Tick’s monthly base salary will be $12,650. During the term of the employment agreement, if either party terminates the employment for any reason, a minimum of sixty (60) days notice must be given in writing to the other party. The employment agreement also contains covenants prohibiting Mr. Tick from competing with us during his employment with us or disclosing any confidential information of us both during his employment and after the termination of employment. On January 24, 2010, we and Mr. Tick entered into an amendment No. 1 to the employment agreement, pursuant to which, effective January 1, 2011, Mr. Tick’s monthly base salary is increased from $12,650 to $16,000.

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On July 16, 2010, we and Mr. Tick also entered into a stock option agreement under the Plan. Pursuant to the terms of the stock option agreement, Mr. Tick was granted options to purchase an aggregate 150,000 shares of common stock of the Company, among which, an option to purchase 75,000 shares will be vested on December 31, 2011 with an exercise price of $5.00 per share, an option to purchase 100,000 shares will be vested on December 31, 2012 with an exercise price of $7.00 per share. Each of the options expires three years after its respective vesting date.

According to the stock option agreement, in the event Mr. Tick’s employment with us is terminated for any reason except for death or disability, he may exercise the options only to the extent that the options would have been exercisable on the termination date and no later than three months after the termination date. If Mr. Tick’s employment is terminated because of his death or disability, the options may be exercised only to the extent that such options would have been exercisable by Mr. Tick on the termination date and must be exercised by Mr. Tick no later than twelve months after the termination date. If the employment is terminated for Cause as defined in the stock option agreement, the options will terminate immediately. In no event will the options be exercised later than December 31, 2015. On January 24, 2011, our Compensation Committee of the Board of Directors approved the repricing of the options that we granted to Mr. Tick on July 16, 2010. As a result, each such option outstanding has an exercise price of $3.50 per share which is higher than the closing price of the Company’s common stock on the OTC Bulletin Board on that date (the “Repricing”). In addition, the vesting schedules of the outstanding options granted to Mr. Tick were changed from vesting on an annual basis to vesting on a semi-annual basis.

On July 16, 2010, we also entered into a restricted shares grant agreement under the Plan with Mr. Tick. Pursuant to the terms of the restricted shares grant agreement, we granted to Mr. Tick 150,000 restricted shares of our common stock subject to the vesting schedule therein. If Mr. Tick’s service with us ceases for any reason other than Mr. Tick’s (a) death, (b) disability, (c) retirement, or (d) termination by us without cause, any nonvested restricted shares will be automatically forfeited to us.

Both the options and the restricted shares granted to Mr. Tick are also subject to certain acceleration provisions provided in the stock option agreement and the restricted shares grant agreement, respectively.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officer.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning the fiscal 2011 year-end value of unvested options and restricted shares for Mr. Tick. No other executive officers received unexercised options or stock that has not vested or equity incentive plan awards that remained outstanding as of the end of the fiscal year 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of sock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Robert Tick	37,500			3.50	6/30/2014	75,000	$152,250	0	0
	37,500			3.50	12/31/2014
		37,500		3.50	6/30/2015
		37,500		3.50	12/31/2015

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The terms of the options currently held by Mr. Tick are as follows:

Number of Options	Original Vesting Schedule	Modified Vesting Schedule	Original Exercise Price per Share	Modified Exercise Price per Share
37,500	December 31, 2011	June 30, 2011	$5.00	$3.50
37,500	December 31, 2011	December 31, 2011	$5.00	$3.50
37,500	December 31, 2012	June 30, 2012	$7.00	$3.50
37,500	December 31, 2012	December 31, 2012	$7.00	$3.50

Compensation of Directors

The table below sets forth the compensation of our directors for the fiscal year ended December 31, 2011:

				Non-Equity
	Fees	Stock	Option	Incentive Plan	All Other
	Earned
	or Paid in	Awards	Awards	Compensation	Compensation	Total
Name	Cash ($)	($)(4)	($)(5)	($)	($)	($)
Lianyun Han(1)	-	-	-	-	24,153	24,153
Chunming Zhang	-	-	-	-	-	-
Henry Ngan	-	59,518	-	-	-	59,518
Virginia P’an	-	44,639	-	-	-	44,639
Jianbing Zhong	-	29,759	-	-	-	29,759
Robert Tick(2)	-	155,000	69,903	-	192,000	416,903
Joshua Kurtzig(3)	-	35,388	-	-	-	35,388

(1)

Ms. Han does not receive additional compensation for her service as our director. The compensation disclosed herein is her compensation for serving as our CEO and President as disclosed in the Summary Compensation Table above.

(2)	Became our director on January 24, 2011. The compensation disclosed herein reflects the compensation Mr. Tick received as the Chief Financial Officer of our company.

(3)	Became our director on January 24, 2011.

(4)

The amounts in the Stock Awards column reflect the aggregate grant date fair values of Restricted Stock, calculated in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the respective directors.

(5)

The amount reported in the “Option Awards” column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by each of the relevant directors.

On October 5, 2010, we entered into separate independent director contracts with each of Mr. Henry Ngan, Ms. Virginia P’an and Mr. Jianbing Zhong. Pursuant to the director contracts, we granted, under the Plan, to Mr. Ngan 40,000 restricted shares of our common stock, Ms. P’an 30,000 restricted shares and Mr. Zhong 20,000 restricted shares, as compensation for the services to be provided by them as independent directors. On the same date, we also entered into separate restricted shares grant agreements with each of the above directors to evidence the grant of these restricted shares. The restricted shares will vest in equal installments on a semi-annual basis over a two-year period.

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On January 24, 2011, we entered into an independent director contract with Mr. Kurtzig. Under the terms of the independent director contract, we agreed to grant, under the Plan, to Mr. Kurtzig 20,000 restricted shares of our common stock as compensation for the services to be provided by him as a director of the Company. On the same date, we also entered into a restricted shares grant agreement with Mr. Kurtzig to evidence the grant of the restricted shares. The restricted shares will vest in equal installments on a semi-annual basis over a two-year period.

On August 11, 2011, the Company entered into a restricted shares grant agreement with Mr. Kurtzig, whereby the Company agreed to grant, under the Plan, to Mr. Kurtzig 10,000 restricted shares of the Company’s common stock as compensation for the services to be provided by him.

ADOPTION OF THE 2009 EQUITY INCENTIVE PLAN

On July 23, 2012, upon the Compensation Committee’s recommendation, the Board of Directors adopted, subject to stockholder approval, the Amended Plan to increase the share of common stock issuable under the Plan from 1,000,000 shares to 2,500,000 shares. On July 25, 2012, the Majority Stockholder approved in writing the Amended Plan.

The following summary of the material features of the Plan is qualified in its entirety by reference to the Amended Plan, a copy of which is attached as Appendix A. Unless otherwise defined, capitalized terms in this summary have the same meanings as provided in the Plan

Summary of the Plan

Purpose. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

Administration. The Plan may be administered by the Board of Directors or a committee. The Plan is currently being administered by the Compensation Committee. The Administrator has the authority to determine the specific terms and conditions of all awards granted under the Plan, including, without limitation, the number of shares subject to each award, the price to be paid for the shares and the applicable vesting criteria. The Administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility. Non-qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to an employee, director or consultant (together referred to as “Service Providers”) of the Company. Incentive Stock Options may be granted only to Employees. As of July 23, 2012, the Company had 332 employees and seven directors eligible to participate in the Plan.

Stock Available for Issuance Under the Plan. Subject to adjustment as described below, (a) the maximum aggregate number of Shares that may be issued under the Plan is 2,500,000 Shares (b) to the extent consistent with Section 422 of the Code, not more than an aggregate of 2,500,000 Shares may be issued under Incentive Stock Options, and (c) not more than 500,000 Shares (or for Awards denominated in cash, the Fair Market Value of 500,000 Shares on the Grant Date or the maximum amount payable pursuant to any cash Awards is the Fair Market Value of 500,000 Shares on the Grant Date), may be awarded to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m). The number and class of shares available under the Plan are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding. On July 25, 2012, the closing market price of the common stock of the Company was $1.05 per share.

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Vesting and Option Periods. The Administrator, in its sole discretion, may impose conditions on vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, provide for complete or partial exceptions to an employment restriction as it deems equitable. Unless terminated sooner in accordance with the Plan, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed in the award agreement.

Transferability. Unless determined otherwise by the Administrator, an Award made under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator grants a transferable Award, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

Option Grants. An option is the right to purchase shares of Common Stock at a future date at a specified price. Options granted under the Plan may be either ISOs, within the meaning of Code section 422, or NSOs ( i.e ., options not intended to qualify as ISOs). The Administrator determines the terms of each Option at the time of grant, including the number of Shares covered by, the exercise price of, and the conditions and limitations applicable to the exercise of each Option; provided that (i) the exercise price of an Option may not be less than the Fair Market Value of a Share on the grant date and the option term may not exceed ten years, (ii) ISOs may only be granted to employees; (iii) if the optionee owns more than 10% of the total combined voting power of all classes of stock, the exercise price of an ISO may not be less than 110% of the Fair Market Value of a Share on the grant date and the option term may not exceed five years. To the extent that the aggregate Fair Market Value of the stock underlying ISOs that first become exercisable in any calendar year exceeds $100,000, such options will be treated as NSOs.

The Plan permits the following forms of payment of the exercise price of Options:

  cash or check;

  to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

  other Shares, provided the Shares have a Fair Market Value on the date of exercise of the Option equal to the aggregate exercise price for the Shares as to which said Option will be exercised;

  to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker- assisted cashless exercise procedures approved by the Company and as in effect from time to time;

  by requesting the Company to withhold such number of Shares then issuable upon exercise of the Option that have an aggregate Fair Market Value equal to the exercise price for the Option being exercised;

  any combination of the foregoing; or

  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Restricted Stock Awards. The Administrator may, in its discretion, award restricted shares to Service Providers and may determine the number of restricted shares awarded and the terms and conditions of, and the amount of payment, if any, to be made by the recipient for such restricted shares. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. The Administrator may, in its discretion, provide for complete or partial exceptions to an employment restriction as it deems equitable.

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During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

Restricted Stock Units. A Restricted Stock Unit is the right to receive one Share at the end of a specified period of time. The Administrator may, in its discretion, award Restricted Stock Units to Service Providers in such number and upon such terms and conditions as determined by the Administrator. Restricted Stock Units are paid out upon the satisfaction of applicable vesting conditions, as determined by the Administrator. The Administrator may, at its discretion, reduce or waive an of the vesting criteria that must be met to receive a payout. The Administrator may, at its discretion, pay Restricted Stock Units in cash, shares or a combination thereof. Restricted Stock Units that are paid in cash will not reduce the number of shares available for issuance under the Plan. On the date set forth in the award agreement, all unearned Restricted Stock Units are forfeited to the Company.

Stock Appreciation Rights. The Administrator may, in its discretion, award Stock Appreciation Rights (“SARs”) to Service Providers in such number and upon such terms and conditions as determined by the Administrator. The per share exercise price for the exercise of a SAR will be no less that the Fair Market Value per share on the grant date. A SAR will expire upon the date determined by the Administrator, at its discretion, and set forth in the award agreement. Upon exercise of a SAR, the recipient of the SAR is entitled to receive payment in an amount no greater than (i) the difference between the Fair Market Value of a share on the exercise date over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon exercise of a SAR may be in cash, shares of equivalent value or some combination thereof.

Performance Units and Performance Shares. The Administrator may, in its discretion, award Performance Units or Performance Shares to Service Providers in such number and upon such terms and conditions as determined by the Administrator. Each Performance Unit will have an initial value established by the Administrator, at its discretion, on or before the grant date. Each Performance Share will have an initial value equal to the Fair Market Value of a share on the grant date. The Administrator shall, at its discretion, determine the performance objectives or other vesting provisions which will determine the number or value of the Performance Units or Shares granted. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the holder over the Performance Period as determined by the extent to which performance objectives were achieved. At the discretion of the Administrator, the payment upon earned Performance Units or Performance Shares may be in cash, shares of equivalent value or some combination thereof. On the date set forth in the award agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company and again be available for grant under the Plan.

Adjustments, Dissolution, Liquidation, Merger or Change in Control. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger or Change in Control, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

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An Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Substitution and Assumption of Awards. The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity, if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company and such other entity. The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan.

Termination of, or Amendments to, the Plan. The Board may at any time amend, alter, suspend or terminate the Plan, provided that the Company will obtain shareholder approval of any Plan amendment (except for the adoption of certain Exchange Programs under the Plan) to the extent necessary and desirable to comply with Applicable Laws. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted prior to the date of such termination.

Exchange Programs. The Administrator may authorize the Company, without prior stockholder approval, to institute one or more Exchange Programs. Exchange Program means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. An Exchange Program may, at the discretion of the Administrator, be offered to individual Participants selected by the Administrator on a case-by-case basis, or to a class of Participants identified by the Administrator. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion, not inconsistent with the terms of the Plan; provided however, that no Exchange Program may adversely affect the rights of a Participant under an outstanding Award unless the Participant consents in writing to be bound by the terms and conditions of the Exchange Program. As a result, the Administrator has the authority to reduce, without prior stockholder approval, the exercise price of any Award to the then current Fair Market Value of the Common Stock covered by such Award if the Fair Market Value has declined since the Grant Date.

New Plan Benefits

The following table sets forth the equity awards that have been received by the individuals in the following groups under the Plan:

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NEW PLAN BENEFITS

2009 Equity Incentive Plan

	Restricted Stock
Name and Position	Dollar Value ($)	Number of Units
Lianyun Han, Chairman, CEO and President	-	-
Robert Tick, CFO	224,903	Options to purchase 150,000 shares of Common Stock and 150,000 shares of Restricted Stock(1)
Executive Group (2 Individuals)	224,903	Options to purchase 150,000 shares of Common Stock and 150,000 shares of Restricted Stock(1)
Non-Executive Director Group (5 Individuals)	169,304	120,000 shares of Restricted Stock(1)
Non-Executive Officer Employee Group	25,000(3)	500,000 shares of Restricted Stock (4)

(1) See “Executive Compensation” section above for detailed vesting schedules.

(2) The dollar value of Restricted Stock is estimated using the closing Common Stock price on date of grant. The Restricted Stock awards immediately vested on the date of the grant and so the dollar value to participants is the same as the dollar value on the date of grant.

(3) These shares were granted on June 17, 2009.

Except as set forth above, we cannot now determine the number or type of Awards to be granted in the future. Future grants of awards under the Plan are subject to the discretion of our Board of Directors.

U.S. Federal Income Tax Consequences .

The following is a brief summary of the United States federal income tax consequences relating to Awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. The summary is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and the summary does not purport to address all tax considerations that are relevant. State, local, foreign and other taxes may differ. In addition, this summary assumes that all Awards are exempt from, or comply with, Internal Revenue Code section 409A. Each participant is urged to consult his or her own tax advisor as to the specific tax consequences to such participant of the grant of an Award, the vesting or exercise of an Award, and the disposition of shares that may be issued pursuant to an Award.

Incentive Stock Options. Generally, a participant will not recognize income upon a grant or exercise of an Incentive Stock Option. At exercise, however, the excess of the Fair Market Value of the shares acquired upon such exercise over the option price is an item of adjustment in computing the participant’s alternative minimum taxable income. If the participant holds the stock received upon exercise of an Incentive Stock Option for at least two years from the grant date and one year from the date of exercise, any gain realized on a disposition of the stock is treated as long-term capital gain. If the participant sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the participant will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the Fair Market Value of such stock on the exercise date over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the Fair Market Value on the exercise date will be short-term capital gain.

Our Company is not entitled to a tax deduction as the result of the grant or exercise of an incentive stock option. If the participant has ordinary income as compensation as a result of a disqualifying disposition, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code.

Nonqualified Stock Options. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Nonqualified Stock Option. On exercise, a participant will recognize as ordinary income the difference between the exercise price and the Fair Market Value of the shares on the exercise date, unless the shares are subject to any restrictions on the participant’s ownership or disposition thereof. At the time the participant recognizes income, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of the shares acquired by exercise of the Option, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

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Stock Appreciation Rights. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Stock Appreciation Right. When a participant exercises a Stock Appreciation Right, the amount of cash and the Fair Market Value of the shares received will be ordinary income to the participant and will be deductible by our company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired by exercise of a Stock Appreciation Right, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Stock Units. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Stock Units. Upon the delivery to the participant of common shares or cash in respect of Restricted Stock Units, the participant generally recognizes ordinary compensation income equal to the Fair Market Value of the shares as of the date of delivery or the cash amount less the purchase price (if any) paid by the participant. When the participant recognizes ordinary income, the amount recognized by the participant will be deductible by our company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired through a Restricted Stock Unit award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Performance Units and Performance Share Awards. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Performance Unit or a Performance Share award. Generally, at the time a Performance Unit or Performance Share award is settled, following the determination that the performance targets have been achieved, the Fair Market Value of the stock delivered on that date, plus any cash that is received, constitutes ordinary income to the participant, and, provided the requirements of Section 162(m) of the Internal Revenue Code are met, our Company is entitled to a deduction for that amount. Upon disposition of any shares acquired through a Performance Unit or Performance Share Award, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Withholding. Our Company generally must collect and pay withholding taxes upon the exercise of a Nonqualified Stock Option or Stock Appreciation Right, upon the earlier of the filing of a Section 83(b) election or upon the release of restrictions on Restricted Stock, and at the time that Restricted Stock Units, Performance Shares or Performance Units are settled by delivering stock or cash to a participant.

INTEREST OF CERTAIN PERSONS IN THE PLAN

Our current executive officers and directors are eligible to receive awards under the Amended Plan.

DISSENTER’S RIGHTS

There is no provision in the NRS providing stockholders of the Company with dissenter’s rights of appraisal with respect to the action described in this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, as amended. We file reports, proxy statements and other information with the Commission. You may read and print these reports, proxy statements and other information at www.sec.gov, an Internet website maintained by the Commission that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors Relations” section of our website at www.nutrastarintl.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this information statement, and therefore is not incorporated by reference.

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Appendix A

NUTRASTAR INTERNATIONAL INC. 2009 EQUITY INCENTIVE PLAN, AS AMENDED

1.

Purposes of the Plan. Nutrastar International Inc., a Nevada corporation (the “Company”) hereby establishes the Nutrastar International Inc. 2009 EQUITY INCENTIVE PLAN (the “Plan”).The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2.	Definitions. The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i)     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control; or

(ii)     The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

(iii)     A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)     The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is the change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means Nutrastar International Inc., a Nevada corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means total and permanent disability as determined by the Administrator in its discretion in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCBB”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”) , the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established. Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.	Stock Subject to the Plan.

a.

Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is 2.5 million (2,500,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

b.

Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

c.	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

a.

Procedure. The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

b.

Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

i.     to determine the Fair Market Value;

ii.     to select the Service Providers to whom Awards may be granted hereunder;

iii.     to determine the number of Shares to be covered by each Award granted hereunder;

iv.     to approve forms of agreement for use under the Plan;

v.     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

vi.     subject to Section 15(c) of the Plan, to reduce, without prior stockholder approval, the exercise price of any Award to the then current Fair Market Value of the Common Stock covered by such Award if the Fair Market Value has declined since the Grant Date;

vii.     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

viii.     to prescribe, amend and rescind rules and regulations relating to the Plan;

ix.     to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan. The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

x.     to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

xi.     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xii.     to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

xiii.     to make all other determinations deemed necessary or advisable for administering the Plan.

c.     Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5.	Eligibility. NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers. ISOs may be granted as specified in Section 15(a).

6.	Stock Options.

a.     Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion. For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs shall be granted in accordance with Section 15(a) of the Plan.

b.     Option Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion. If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

c.     Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

d.     Term of Options. The term of each Option will be stated in the Award Agreement. Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

e.     Time and Form of Payment.

i.     Exercise Date. Each Award Agreement shall specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

ii.     Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

iii.     Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1)     cash;

(2)     check;

(3)     to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4)     other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5)     to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6)     by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7)     any combination of the foregoing methods of payment; or

(8)     such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

f.     Forfeiture of Options. All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7.	Restricted Stock.

a.     Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.     Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

c.     Vesting Conditions and Other Terms.

i.     Vesting Conditions. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

ii.     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

iii    . Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

iv.     Transferability. Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d.     Removal of Restrictions. All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator. Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred.

e    . Forfeiture of Restricted Stock. On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.

a.     Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.     Restricted Stock Units Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.     Vesting Conditions. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d.     Time and Form of Payment. Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred. Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator. Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

e.     Forfeiture of Restricted Stock Units. All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9.	Stock Appreciation Rights.

a.     Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

b.     Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.     Exercise Price and Other Terms. The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

d.     Time and Form of Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

e.     Forfeiture of SARs. All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10.	Performance Units and Performance Shares.

a.     Grant of Performance Units and Performance Shares. Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

b.     Award Agreement. Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

c.     Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

d.     Vesting Conditions and Performance Period. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

e.     Time and Form of Payment. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

f.     Forfeiture of Performance Units and Performance Shares. All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11.

Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12.

Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

a.     Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

b.     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

c.     Change in Control. In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

    In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

    For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

    Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14.	Tax Withholding.

a.     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

b.     Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.	Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

a.	Grant of Incentive Stock Options. If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

i.     Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of 2.5 million (2,500,000.00) Shares may be issued as ISOs under the Plan.

ii.     General Rule. Only Employees shall be eligible for the grant of ISOs.

iii.     Continuous Employment. The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised. A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

iv.     Award Agreement.

(1)     The Administrator shall designate Options granted as ISOs in the Award Agreement. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2)     The Award Agreement shall specify the term of the ISO. The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3)     The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4)     The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

v.     Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

vi.     “Disability”, for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

vii.     Notice. In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

b.

Performance-based Compensation. If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

i.     Outside Directors. The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

ii.     Maximum Amount.

(1)     Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is five hundred thousand (500,000) Shares;

(2)     For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of five hundred thousand (500,000) Shares on the Grant Date; and

(3)     The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of five hundred thousand (500,000) Shares on the Grant Date.

iii.     Performance Criteria. All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m). Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria. In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1)     Increased revenue;

(2)     Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3)     Stock price measures (including but not limited to growth measures and total stockholder return);

(4)     Market share;

(5)     Earnings per Share (actual or targeted growth);

(6)     Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7)     Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8)     Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9)     Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10)     Expense measures (including but not limited to overhead cost and general and administrative expense);

(11)     Margins;

(12)     Stockholder value;

(13)     Total stockholder return;

(14)     Proceeds from dispositions;

(15)     Production volumes;

(16)     Total market value; and

(17)     Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

c.

Stock Options and SARs Exempt from Code section 409A. If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16.

No Effect on Employment or Service. Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant's right or the Company's or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.

Effective Date. The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption. Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year before or after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18.

Term of Plan. The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19.	Amendment and Termination of the Plan.

a.     Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

b.     Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c.     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.	Conditions Upon Issuance of Shares.

a.     Legal Compliance. The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b.     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.

Exchange Programs. The Administrator may authorize the Company, without prior stockholder approval, to institute one or more Exchange Programs. An Exchange Program may, at the discretion of the Administrator, be offered to individual Participants selected by the Administrator on a case-by-case basis, or to a class of Participants identified by the Administrator. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion, not inconsistent with the terms of the Plan, including without limitation, Section 15(c); provided however, that no Exchange Program may adversely affect the rights of a Participant under an outstanding Award unless the Participant consents in writing to be bound by the terms and conditions of the Exchange Program..

23.

Substitution and Assumption of Awards. The Administrator may make Awards under the Plan that assume, substitute or replace performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The Administrator may also cause the Plan to assume an equity-based award granted by the Company prior to the adoption and approval of the Plan or substitute or replace such prior award with a similar type of Award under this Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), (i) in the case of an Award that assumes, substitutes or replaces an award of another entity pursuant to a corporate transaction, such Award shall be subject to the same terms and conditions as the original award, with such adjustments or modifications as the Administrator deems necessary and appropriate to give effect to the relevant provisions of any agreement entered into in connection with the such corporate transaction or (ii) in the case of an Award that assumes, substitutes or replaces a prior Company award, such Award shall be subject to the same terms and conditions as the original award, except to the extent that any such term or condition is inconsistent with the Plan, in which event the terms of the Plan shall control. Notwithstanding the foregoing, in no event may the assumption, substitution or replacement of a prior Company award with an Award under the Plan adversely affect the Participant’s rights under the prior Company award unless the Participant consents in writing to such assumption, substitution or replacement. Shares issued pursuant to assumed, substituted or replaced awards shall count against the total number of shares authorized to be issued under the Plan pursuant to Section 3.

24.	Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Nevada.

Adopted by the Board of Directors on July 23, 2012